Exhibit (B)

                        THIRD AMENDED AND RESTATED BYLAWS

                                       OF

                         BANCROFT CONVERTIBLE FUND, INC.

                       (Adopted Effective August 21, 2002)

                       -----------------------------------

                                    Article I
                                    ---------

                                     OFFICES
                                     -------

         Section 1. The registered office in the State of Delaware shall be as stated in the Certificate of Incorporation or at such other location in the State of Delaware to which the registered office shall be changed by action of the Board of Directors.

         Section 2. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   Article II
                                   ----------

                            MEETINGS OF STOCKHOLDERS
                            ------------------------

         Section 1. All meetings of the stockholders shall be held at such time and place, within or without the State of Delaware, as may be fixed from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2. Annual meetings of stockholders shall be held on the fourth Wednesday in February, or any other day as may be fixed by the Board of Directors and stated in the notice of the meeting, at which they shall elect, by a plurality vote, Directors and shall transact such other business as may properly be brought before the meeting.

         Section 3. Written notice of the annual meeting, stating the place, date and hour of the meeting, shall be given to each stockholder entitled to vote thereat not less than ten nor more than sixty days before the date of the meeting.

         Section 4. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city, town or village where the meeting is to be held and which place shall be specified in the notice of the meeting, or, if not specified, at the place where said meeting is to be held, and the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and subject to the inspection of any stockholder who may be present.

         Section 5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Chairman of the Board of Directors or the President and shall be called by the Chairman of the Board or President at the request in writing of a majority of the Board of Directors, or at the request in writing of the stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose and purposes of the proposed meeting.

         Section 6. Written notice of a special meeting of stockholders, stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote thereat, not less than ten nor more than sixty days before the date fixed for the meeting, provided, however, that the first meeting of stockholders may be held on two days notice given to each stockholder.

         Section 7. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

                                QUORUM AND VOTING
                                -----------------

         Section 8. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote of the meeting.

         Section 9. When a quorum is present at any meeting, in all matters other than the election of Directors, the affirmative vote of the majority of shares present in person or represented by proxy at such meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the question is one upon which, by express provision of the statutes or of the Certificate of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question. Directors shall be elected by a plurality of the votes of the shares present in


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

person or represented by proxy at the meeting and entitled to vote on the election of Directors.

         Section 10. Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on or after one year from its date, unless the proxy provides for a longer period. A proxy may be given to the Corporation by the stockholder or by his or her duly authorized attorney in fact. A proxy may be given to the Corporation through written, electronic, computerized, telegram, cablegram, facsimile, telecommunication or telex communication. A stockholder may duly authorize an attorney in fact through written, electronic, telephonic, computerized, telegram, cablegram, facsimile, telecommunication, telex or oral communication or by any other form of communication.

         Section 11. Whenever the vote of the stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of the statutes or of the Certificate of Incorporation, the meeting, notice thereof and vote of stockholders may be dispensed with, if all the stockholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken and the writing is filed with the minutes of the proceedings of such holders.

                    NOMINATIONS AND PROPOSALS BY STOCKHOLDERS
                    -----------------------------------------

         Section 12. (a) Annual Meetings of Stockholders.

                 (1) Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (A) pursuant to the Corporation's notice of meeting, (B) by or at the direction of the Board of Directors or (C) by any stockholder of the Corporation who was a stockholder of record both at the time of giving of notice provided for in this Section 12(a) and at the time of the annual meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 12(a).

                  (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of paragraph (a)(1) of this Section 12, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation and such other business must otherwise be a proper matter for action by stockholders. To be timely, a stockholder's notice shall be delivered to the secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date or if the Corporation has not previously held an annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public

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announcement of a postponement or adjournment of an annual meeting to a later date or time commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (A) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the number of shares of each class of stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

                  (3) Notwithstanding anything in the second sentence of paragraph (a)(2) of this Section 12 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 12(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation

         (b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (A) pursuant to the Corporation's notice of meeting, (B) by or at the direction of the Board of Directors or (C) provided that the Board of Directors has determined that directors shall be elected at such special meeting, by any stockholder of the Corporation who is a stockholder of record both at the time of giving of notice provided for in this Section 12(b) and at the time of the special meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 12(b). In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position as specified in the Corporation's notice of meeting, if the stockholder's notice containing the information required by paragraph (a)(2) of this Section 12 shall be delivered to the secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of a postponement or adjournment of a special meeting to a later date or time commence a new time period for the giving of a stockholder's notice as described above.

         (c)      General.

                  (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 12 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 12. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 12 and, if any proposed nomination or business is not in compliance with this Section 12, to declare that such nomination or proposal shall be disregarded.

                  (2) For purposes of this Section 12, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

                  (3)      Notwithstanding the foregoing provisions of this
Section 12, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 12. Nothing in this Section 12 shall be deemed to affect any rights of stockholders to request inclusion of proposals in, nor any rights of the Corporation to omit a proposal from, the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

                                   Article III
                                   -----------

                                    DIRECTORS
                                    ---------

         Section 1. The number of Directors which shall constitute the whole Board shall be determined from time to time by the Board of Directors, but shall not be less than five. Beginning in 1972, the Directors shall be elected at the annual meeting of the stockholders. For purposes of this Article III, a potential Director will not be deemed to be qualified to serve as a Director unless, after giving effect to his or her election to the Board of Directors, at least two-thirds of the Board of Directors would be Independent Directors, as defined in Section 3 below.

         Section 2. Any vacancy in the Board of Directors resulting from death, resignation, increase in the authorized number of Directors or otherwise, may be filled for the unexpired term by a majority vote of the remaining Directors in office, though less than a quorum; provided, that: (i) the Independent Director requirements specified in Section 1 above are satisfied, (ii) after the filling of any such vacancy at least two-thirds of the Board of Directors then holding office shall have been elected by the stockholders, and (iii) if at any time less than a majority of the Directors then holding office were elected by the stockholders, a stockholders' meeting shall forthwith be called, to be held as

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

promptly as possible, and in any event within sixty days, for the purpose of electing an entire new Board of Directors. If, at any time, fewer than two-thirds of the Directors are Independent Directors, the Board of Directors shall, at the next regularly scheduled meeting or at any special meeting, consider appointing additional Independent Directors to the Board. Each Director elected shall hold office until his or her successor is elected and qualified. Unless the Board of Directors adopts a policy that provides otherwise, Directors need not be stockholders.

         Section 3. For purposes of these Bylaws, a Director shall be deemed to be an "Independent Director" if he or she: (i) is not an "interested person" of the Corporation within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder and (ii) is not a former officer or director of the Corporation's investment adviser or its subsidiary.

         Section 4. The business of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

         Section 5. The Independent Directors of the Corporation, as defined in
Section 3 above, or a committee consisting of one or more Independent Directors, may use the assets of the Corporation to retain experts, including legal counsel other than regular legal counsel to the Corporation and the Independent Directors, when they deem it necessary to further the interests of the Corporation's stockholders.

                        MEETING OF THE BOARD OF DIRECTORS
                        ---------------------------------

         Section 6. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

         Section 7. The first meeting of each newly elected Board of Directors shall be held as soon as practicable following and at the same place as the Annual Meeting of Stockholders and no notice of such meeting shall be necessary to the newly elected Directors in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not held at the said time and place, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the Directors.

         Section 8. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

         Section 9. Special meetings of the Board may be called by the Chairman of the Board or the President on one day's notice to each Director, either personally or by mail or by telegram; special meetings shall be called by the Chairman of the Board or the President in like manner and on like notice on the written request of two Directors. Personal notice shall include notice given orally or by telephone.

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         Section 10. At all meetings of the Board, a majority of the total number of Directors shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present.

         Section 11. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

         Section 12. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

                             COMMITTEES OF DIRECTORS
                             -----------------------

         Section 13. The Board shall, by resolution adopted by a majority of the entire Board, designate an Audit Committee and a Nominating and Administration Committee, each consisting of two or more Directors and having such powers and duties as the Board of Directors may, by resolution and in the Charter of such Committee, prescribe. The Board may from time to time, by resolution adopted by a majority of the entire Board, designate one or more other committees of the Board, each consisting of two or more Directors and having such powers and duties as the Board of Directors may, by resolution and in the Charter of such Committee, prescribe. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. In the absence or disqualification of any member of any such committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

         Section 14. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

         Section 15. Each committee shall have a Charter, which shall be adopted by the Board of Directors.

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                            COMPENSATION OF DIRECTORS
                            -------------------------

         Section 16. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors. A Director may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director, or both such fixed sum and stated salary. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                   Article IV
                                   ----------

                                     NOTICES
                                     -------

         Section 1. Notices to stockholders shall be in writing and delivered personally or mailed to stockholders at their addresses appearing on the books of the Corporation. Notices to Directors shall be oral or by telephone, telegram or facsimile, or in writing delivered personally or mailed to the Directors at their addresses appearing on the books of the Corporation. Notice by mail to stockholders or Directors shall be deemed to be given at the time when the same shall be mailed.

         Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                   Article V
                                   ---------

                                    OFFICERS
                                    --------

         Section 1. The officers of the Corporation shall include the Chairman of the Board, the President, one or more Vice Presidents (one of whom may be designated an Executive Vice President), the Treasurer and the Secretary. Any two or more offices may be held by the same person. Such officers shall be elected by the Board of Directors each year at the organization meeting held after the annual meeting of stockholders, each to hold office until the meeting of the Board following the next annual meeting of the stockholders and until his or her successor shall have been duly elected and shall have qualified, or until his or her death, or until he or she shall have resigned, or have been removed, as hereinafter provided in these Bylaws. The Board may from time to time elect, or delegate to the Chairman of the Board or the President the power to appoint, such officers (including one or more Assistant Vice Presidents, one or more Assistant Treasurers and one or more Assistant Secretaries) and such agents, as may be necessary or desirable for the business of the Corporation.

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         Section 2. Any officer of the Corporation may resign at any time by giving written notice of his or her resignation to the Board, the Chairman of the Board, the President or the Secretary. Any such resignation shall take effect at the time specified therein, or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 3. Any officer or agent of the Corporation may be removed, either with or without cause, at any time, by the vote of the majority of the entire Board at any meeting of the Board or, except in the case of an officer or agent elected or appointed by the Board, by the Chairman of the Board or by the President.

         Section 4. A vacancy in any office, whether arising from death, resignation, removal or any other cause, may be filled for the unexpired portion of the term of the office which shall be vacant, in the manner prescribed in these Bylaws for the regular election or appointment to such office.

         Section 5. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

                                  THE CHAIRMAN
                                  ------------

         Section 6. The Chairman of the Board shall be the chief executive officer of the Corporation and shall have the general and active management of the business of the Corporation and general and active supervision and direction over the other officers, agents and employees and shall see that their duties are properly performed. He or she shall, if present, preside at each meeting of the stockholders and of the Board and shall be an ex officio member of all committees of the Board. He or she shall perform all duties incident to the office of Chairman of the Board and chief executive officer and such other duties as may from time to time be assigned to him or her by the Board. In the case of the absence of the President or his or her inability to act, the Chairman of the Board shall perform the duties of the President and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. He or she shall perform all the duties incident to the office of president and such other duties as from time to time may be assigned to him or her by the Board or these Bylaws.

                                  THE PRESIDENT
                                  -------------

         Section 7. The President shall be the chief administrative officer of the Corporation and shall have general and active supervision and direction over the business and affairs of the Corporation and over its several officers, subject, however, to the direction of the Chairman of the Board and the control of the Board. At the request of the Chairman of the Board, or in the case of his or her absence or inability to act, the President shall perform the duties of the Chairman of the Board and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Chairman of the Board. He or she

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shall perform all duties incident to the office of Chairman of the Board and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Chairman of the Board. He or she shall perform all duties incident to the office of the Chairman of the Board and such other duties as from time to time may be assigned to him or her by the Board, the Chairman of the Board or these Bylaws.

                                 VICE-PRESIDENTS
                                 ---------------

         Section 8. In the absence of the President or in the event of his or her refusal to act, and if a Vice President has been appointed by the Board of Directors, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall perform such other duties as from time to time may be assigned to him or her by the Board, the Chairman of the Board or the President.

                      THE TREASURER AND ASSISTANT TREASURER
                      -------------------------------------

         Section 9. The Treasurer shall

         (a) have charge and custody of, and be responsible for, all the funds and securities of the Corporation, except those which the Corporation has placed in the custody of a bank or trust company pursuant to a written agreement designating such bank or trust company as custodian of the property of the Corporation;

         (b) keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, except that such functions may be delegated to the Custodian of the property of the Corporation pursuant to a written agreement;

         (c) cause all moneys and other valuables to be deposited to the credit of the Corporation;

         (d) receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever;

         (e) disburse the funds of the Corporation and supervise the investment of its funds as ordered or authorized by the Board, taking proper vouchers therefor; and

         (f) in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Board, the President, or the Chairman of the Board.

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

         Section 10. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in order of their election) shall, in the absence of the Treasurer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                      THE SECRETARY AND ASSISTANT SECRETARY
                      -------------------------------------

         Section 11. The Secretary shall

         (a) keep or cause to be kept in one or more books provided for the purpose, the minutes of all meetings of the Board, the committees of the Board and the stockholders;

         (b) see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law;

         (c) be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal;

         (d) see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and

         (e) in general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Board, the President, or the Chairman of the Board.

         Section 12. The Assistant Secretary, or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in order of their election) shall, in the absence of the Secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                                   Article VI
                                   ----------

                              CERTIFICATES OF STOCK
                              ---------------------

         Section 1. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the Chairman of the Board, the President or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the

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Corporation, and sealed with the manual or facsimile seal of the Corporation, certifying the number of shares owned by him or her in the Corporation.

         Section 2. Where a certificate is signed (1) by a transfer agent or an assistant transfer agent or (2) by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of any such President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates, shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation.

                                LOST CERTIFICATES
                                -----------------

         Section 3. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed, or upon receipt of other satisfactory evidence of such loss, theft or destruction. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                               TRANSFERS OF STOCK
                               ------------------

         Section 4. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                            CLOSING OF TRANSFER BOOKS
                            -------------------------

         Section 5. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix in advance a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. Unless a record date is fixed by the Board of Directors for the determination of stockholders entitled to receive notice of, or to vote at, a stockholders' meeting, transferees of shares which are transferred on the books of the Corporation within twenty days next preceding the date of such meeting shall not be entitled to receive notice of, or to vote at, such meeting.

                             REGISTERED STOCKHOLDERS
                             -----------------------

         Section 6. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                   Article VII
                                   -----------

                               GENERAL PROVISIONS
                               ------------------

                                   FISCAL YEAR
                                   -----------

         Section 1. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

                                      SEAL
                                      ----

         Section 2. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                     REPORTS
                                     -------

         Section 3. The Corporation shall transmit to its stockholders semi-annual unaudited or audited reports of its financial condition and annual reports audited by independent public accountants.

                                    DIVIDENDS
                                    ---------

         Section 4. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

         Section 5. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

                                  Article VIII
                                  ------------

                                 INDEMNIFICATION
                                 ---------------

         The Corporation shall indemnify its officers and Directors to the extent permitted by Delaware law as amended from time to time, provided, however, that no officer or Director shall be protected against any liability to the corporation or its stockholders to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

                                   Article IX
                                   ----------

                                   AMENDMENTS
                                   ----------

         These Bylaws may be amended or repealed, or new Bylaws may be adopted by the Board of Directors at any meeting thereof; provided, however, that notice of such meeting shall have been given as provided in these Bylaws, which notice shall mention that amendment or repeal of the Bylaws, or the adoption of new Bylaws, is one of the purposes of such meeting. Any such Bylaws adopted by the Board may be amended or repealed, or new Bylaws may be adopted, by vote of the stockholders of the Corporation, at any annual or special meeting thereof; provided, however, that the notice of such meeting shall have been given as provided in these Bylaws, which notice shall mention that amendment or repeal of these Bylaws, or the adoption of new Bylaws, is one of the purposes of such meeting.

                                      # # #



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